Exhibit 10.2

COVENANT LOGISTICS GROUP, INC.

THIRD AMENDED AND RESTATED

2006 OMNIBUS INCENTIVE PLAN, AS AMENDED

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Restricted Stock Award
NUMBER OF SHARES:
DATE OF GRANT:

1.         Grant of Restricted Stock. This Award Notice serves to notify you that Covenant Logistics Group, Inc., a Nevada corporation (the "Company"), hereby grants to you, under the Company's Third Amended and Restated 2006 Omnibus Incentive Plan, as amended (the "Plan"), a Restricted Stock Award (the "Award"), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares set forth above ("Restricted Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), set forth above. A copy of the Plan is included with this Award Notice, if it has not previously been provided to you. You should review the terms of this Award Notice and the Plan carefully.

2.          Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice, the Restricted Shares shall vest as follows:

3.         Additional Vesting Matters. Subject to Section 4, any Restricted Shares that do not vest as a result of your failure to have been continuously in the employment by or service to the Company or a Subsidiary from the date of grant until the vesting date shall automatically be forfeited on the date your employment or service is terminated without any obligation of the Company to pay any amount or deliver any Restricted Shares to you or to any other person or entity.

4.         Effect of Retirement, Death, or Disability. In the event of your retirement with the consent of the Committee, death, or disability (as defined in Section 22(e) of the Code) prior to the vesting of the Award, the Award shall vest on the date of such retirement, death, or disability.

The term "retirement with the consent of the Committee" as used in this Award Notice means (i) at the date of such retirement you are at least sixty-two (62) years of age or (ii) at the date of such retirement you have had at least five (5) years of service to the Company or a Subsidiary, as a director or an employee.

5.         Effect of Change in Control.

(a)          In General. In the event of a Change in Control (as defined below), which results in the termination of your service as a director of the Company, the Restricted Shares shall vest immediately.

(b)         “Change in Control” Defined. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as any of the following occurs after the grant date of the Award:

(i)          Any "person" within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) ("Person"), other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)          Individuals who constitute the Board of the Company as of the grant date of the Award (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the grant date of the Award, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Agreement, considered as though such person were a member of the Incumbent Board;

(iii)          Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)          Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary or to an entity controlled by a Permitted Holder; or

(v)         Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.

(c)         “Permitted Holder” Defined. "Permitted Holder" means: (i) the Company or a Subsidiary, (ii) any employee benefit plan sponsored by the Company or a Subsidiary, or (iii) David or Jacqueline Parker or their siblings, children, or grandchildren ("Family Members") or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by Mr. or Mrs. Parker and/or one or more Family Members, where such person(s) or entity acquired their Company stock from Mr. or Mrs. Parker.

6.          Book-Entry Registration. The Restricted Shares initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the Restricted Shares.

7.          Issuance of Shares. Subject to Sections 8 and 13 of this Award Notice, upon the vesting of any Restricted Shares pursuant to this Award Notice, the Company shall issue a certificate or book-entry representing such vested Restricted Shares as promptly as practicable following the date of vesting. The Restricted Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

8.         Withholding. You shall pay to the Company or a Subsidiary, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Restricted Shares awarded under this Award Notice. Your right to receive the Restricted Shares under this Award Notice is subject to, and conditioned on, your payment of such withholding amounts.

9.          Nonassignability. The Restricted Shares may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution or a qualified domestic relations order. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Exchange Act.

10.          Rights as a Stockholder; Limitation on Rights. Unless the Award is cancelled as provided in Section 3 of this Award Notice, prior to the vesting of the Restricted Shares, you will have all of the other rights of a stockholder with respect to the Restricted Shares so awarded. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid on Awards granted before such Awards vest and you shall have no right to vote any shares underlying any Awards unless and until such Awards vest. Neither the Plan, the granting of the Award, nor this Award Notice gives you any right to remain as a director of the Company or to be employed by the Company or a Subsidiary.

11.         Company Policies. Your ability to dispose of Restricted Shares after vesting may be limited by stock ownership guidelines adopted by the Company for certain directors, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee's sole discretion, to enforce such ownership guidelines. If the Company adopts a clawback policy, your rights with respect to Restricted Shares after vesting may be subject to such policy. Please determine whether you are subject to the guidelines and how many Restricted Shares may be disposed of prior to attempting to dispose of any shares or other restrictions that may be applicable to you.

12.         Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or a Subsidiary to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business. Nothing in this Award Notice shall create any rights to employment by the Company or any Subsidiary or alter your status as a director.

13.          Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Restricted Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate or book-entry representing any vested Restricted Shares, such issuance may not be made in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.          Plan Controls; Definitions. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. Except as set forth in the last sentence of this Section 14, in the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan; provided, however, that when the defined term "Company" is used in the Plan in Sections 1.2, 2.1(c), 2.1(e), 2.1(f), 2.1(i), 2.1(w), 2.1(aa), 2.1(ee), 4.2(h) (second usage), 4.3, 6.1, 6.2, 11.3, 13.2 (second usage), 16.2, and 16.4, the term "Company" shall be interpreted to mean only Covenant Logistics Group, Inc., a Nevada corporation (and not also its Subsidiaries).

15.          Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate this Award with your consent.

16.          Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

17.          Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested addressed to the Company's office at 400 Birmingham Highway, Chattanooga, Tennessee 37419, Attention: President. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

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ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: _______________

Grantee:

Covenant Logistics Group, Inc.

By: